Exhibit 21.1

Subsidiaries of IPC The Hospitalist Company, Inc.

Name of Subsidiary	Jurisdiction of Organization	Doing Business As

IPC Hospitalists of Colorado, Inc.	Colorado	N/A

IPC The Hospitalist Management Company, LLC	Delaware	N/A

InPatient Consultants of Alabama, Inc.	Alabama	N/A

InPatient Consultants of Delaware, Inc.	Delaware	IPC of Delaware

InPatient Consultants of Florida, Inc.	Florida	IPC of Florida and IPC of Florida, Inc.

Hospitalists of Kentucky, Inc.	Kentucky

InPatient Consultants of Missouri, Inc.	Missouri	IPC of Missouri

InPatient Consultants of Mississippi, Inc.	Mississippi	N/A

InPatient Consultants of Utah, Inc.	Utah	IPC of Utah

Hospitalists of California, LLC	California	Hospitalists of California

Hospitalists Management of New Hampshire, Inc.	New Hampshire	N/A

Hospitalists of Arizona, Inc.	Arizona	Hospitalists of Arizona

Hospitalists of Illinois, Inc.	Illinois	N/A

Hospitalists of Georgia, Inc.	Georgia	N/A

Hospitalists of Maryland, Inc.	Maryland	N/A

Hospitalists of Michigan, Inc.	Michigan	N/A

Hospitalists of North Carolina, Inc.	North Carolina	N/A

Hospitalists of Nevada, Inc.	Missouri	N/A

Hospitalists of Ohio, Inc.	Ohio	N/A

Hospitalists of Pennsylvania, Inc.	Pennsylvania	N/A

Hospitalists of South Carolina, Inc.	South Carolina	N/A

Hospitalists of Tennessee, Inc.	Tennessee	N/A

InPatient Consultants of Wyoming, LLC	Wyoming	IPC of Wyoming, LLC

IPC Hospitalists of New Mexico, Inc.	New Mexico	N/A

IPC Management Consultants of New York, Inc.	New York	N/A

Hospitalist Management Consultanst of New York, Inc.	New York	N/A